UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 18, 2011
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2

Item. 1.01. Entry into a Material Definitive Agreement.
     On August 18, 2011, the Company entered into an Amendment, Restatement and Joinder Agreement (the “Amendment Agreement”) in respect of the Credit Agreement dated as of July 2, 2008 (the “Existing Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letters of Credit Issuer, and various other lenders who are parties to the Existing Credit Agreement. In connection with entering into the Amendment Agreement, on August 18, 2011, the Company also entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letters of Credit Issuer, and various other lenders who are parties to the Credit Agreement which amends and restates the Existing Credit Agreement.
     The Credit Agreement consists of: (i) a 5-year revolving credit facility in an aggregate principal amount outstanding at any time not to exceed $400.0 million (with a $25.0 million sub-facility for Letters of Credit); (ii) a 5-year Term A Loan in an initial aggregate principal amount of $535.0 million; and (iii) a Term B Loan with a maturity date of August 14, 2018 in an aggregate principal amount of $250.0 million.
     The loans under the Credit Agreement bear interest at a floating rate, which is an applicable margin plus, at the Company’s option, either (a) the Eurodollar (LIBOR) rate or (b) the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the one month LIBOR rate plus 1.00% (the highest of clauses (i), (ii) and (iii), the “ABR rate”). The annual margin on the Term A Loan and the revolving credit facility until the first business day following delivery of the compliance certificate with respect to the first fiscal quarter ending following the closing and funding of the amended and restated facility is 2.25% in the case of LIBOR loans and 1.25% in the case of ABR rate loans, and after that time will be a percentage to be determined in accordance with a leverage ratio-based pricing grid. The annual margin on the Term B Loan is 4.50% in the case of LIBOR loans (with LIBOR subject to a floor of 1.00%), and 3.50% in the case of ABR rate loans. Proceeds from the amended and restated credit facility will be used to refinance existing indebtedness, pay related fees and expenses and provide for other general corporate purposes.
     In addition to scheduled principal payments, the Term Loans are (with certain exceptions) subject to mandatory prepayment upon issuances of debt, casualty and condemnation events, and sales of assets, as well as from up to 50% of excess cash flow (as defined in the Credit Agreement) in excess of an agreed threshold commencing with the cash flow for the year ended December 31, 2012. Voluntary prepayments of the loans are generally permitted at any time without fee upon proper notice and subject to a minimum dollar requirement, except that, under certain conditions, voluntary prepayments of the Term B Loan made on or prior to August 18, 2012 are subject to a 1% prepayment premium. Commitment reductions of the revolving credit facility are also permitted at any time without fee upon proper notice. The revolving credit facility has no scheduled principal payments, but it will be due and payable in full on August 18, 2016.
     The obligations under the Credit Agreement are jointly and severally, unconditionally guaranteed by certain of our domestic subsidiaries. Additionally, the Company and such subsidiary guarantors pledged substantially all of our respective assets as collateral security for the obligations under the Credit Agreement and our respective guarantees.
     The Credit Agreement contains customary affirmative, negative and financial covenants including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, dispositions and sale and leaseback transactions, limits on the payment of dividends and other restricted payments, a minimum interest coverage ratio and a maximum leverage ratio. Upon an event of default, the administrative agent can accelerate the maturity of the loan. Events of default include events customary for such an agreement, including failure to pay principal and interest in a timely manner, breach of covenants and a change of control of the Company. These events of default include a cross-default provision that permits the lenders to declare the Credit Agreement in default if (i) the Company fails to make any payment after the applicable grace period under any indebtedness with a principal amount in excess of a specified amount or (ii) the Company fails to perform any other term under any such indebtedness, as a result of which the holders thereof may cause it to become due and payable prior to its maturity.
     The foregoing summary of the Amendment Agreement and the Credit Agreement is not complete, and is qualified in its entirety by reference to the full text of those agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Amendment Agreement or Credit Agreement, the text of the relevant agreement shall control.
Item 2.03. Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.

10.1	Amendment, Restatement and Joinder Agreement dated August 18, 2011, between the Company and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letters of Credit Issuer for the Existing Credit Agreement.

10.2	Amended and Restated Credit Agreement dated August 18, 2011, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letters of Credit Issuer and various other lenders who are parties to the Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: August 22, 2011	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment, Restatement and Joinder Agreement dated August 18, 2011, between the Company and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letters of Credit Issuer for the Existing Credit Agreement.

10.2	Amended and Restated Credit Agreement dated August 18, 2011, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letters of Credit Issuer and various other lenders who are parties to the Credit Agreement.